Exhibit 10.2

As of May 30, 2008

Biovest International, Inc.

377 Plantation Street

Worcester, MA 01605

Attention: Chief Financial Officer

Ladies and Gentlemen:

Reference is made to the Royalty Agreement dated as of December 10, 2007 (as amended, modified or supplemented from time to time, the “Royalty Agreement”), by and between Biovest International, Inc. (the “Company”) and Valens Offshore SPV II, Corp. (“Valens Offshore II”). Capitalized terms used herein that are not defined shall have the meaning given to them in the Royalty Agreement.

Valens Offshore II and the Company desire to amend the Royalty Agreement on the terms and conditions set forth below.

In consideration of Valens Offshore II’s agreement to extend the maturity date of that certain Secured Promissory Note dated December 10, 2007 in the original principal amount of $3,600,000 issued by Company in favor of Valens Offshore II and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that:

The first sentence of Section 4.1 of the Royalty Agreement shall be amended and restated in its entirety to provide as follows:

“Biovest shall pay to Valens Offshore or its designees or assignees (in addition to any royalties now being paid, or hereafter to be paid by Biovest to Valens Offshore), a royalty equal to 9.46% (the “Royalty Percentage”) of the Net Sales and License Revenue within the Territory from any Biovest Biologic Products received by Biovest (“Royalties”), provided, however, if Biovest shall pay to LV Administrative Services, Inc., in its capacity as administrative and collateral agent, an amount of not less than $10,000,000 in immediately available funds (the “Royalty Percentage Prepayment”) to be applied to the obligations owing by Biovest to Valens Offshore and its affiliates as set forth below (a) on or prior to June 30, 2008, then the Royalty Percentage shall be decreased to 5.96% or (b) during the period beginning July 1, 2008 and ending July 31, 2008, then the Royalty Percentage shall be decreased to 6.96%. For clarification, the Royalty Percentage reflects an increase by 6.50% (the “Additional Royalty”) of the royalty percentage originally granted to Valens Offshore under this Agreement on December 10, 2007 (and prior to giving effect to the amendment to this Section 4.1 as of May 30, 2008). The Additional Royalty will be reduced from 6.50% to 3.00% if the

Royalty Percentage Payment is made on or prior to June 30, 2008 and the Additional Royalty will be reduced from 6.50% to 4.00% if the Royalty Percentage Payment is made between July 1, 2008 and July 31, 2008. The Royalty Percentage Prepayment shall be applied as follows: (i) first, to the obligations owing under (A) that certain Note Purchase Agreement dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “December 2007 Valens US Purchase Agreement”) by and between Valens US and Biovest, (B) the Related Agreements (as defined in the December 2007 Valens US Purchase Agreement), (C) that certain Note Purchase Agreement dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “December 2007 Valens Offshore Purchase Agreement”) by and between Valens Offshore and Biovest and (D) the Related Agreements (as defined in the December 2007 Valens Offshore Purchase Agreement), in each case, to be applied toward the payment of such obligations in such order of application as Valens US and Valens Offshore may elect, (ii) second, to the obligations owing under (A) that certain Note Purchase Agreement dated as of October 30, 2007 (as amended, supplemented, restated or modified from time to time, the “October 2007 Valens US Purchase Agreement”) between Valens U.S. SPV I, LLC (“Valens US”) and Biovest, (B) the Related Agreements (as defined in the October 2007 Valens US Purchase Agreement), (C) that certain Note Purchase Agreement dated as of October 30, 2007 (as amended, supplemented, restated or modified from time to time, the “October 2007 Valens Offshore Purchase Agreement”) between Valens Offshore and Biovest and (D) the Related Agreements (as defined in the October 2007 Valens Offshore Purchase Agreement), in each case, to be applied toward the payment of such obligations in such order of application as Valens US and Valens Offshore may elect and (iii) third, to the obligations owing under (A) that certain Note and Warrant Purchase Agreement dated as of March 31, 2006 (as amended, supplemented, restated or modified from time to time, the “March 2006 Purchase Agreement”) by and among Laurus Master Fund, Ltd. (“Laurus”), Valens Offshore SPV I, Ltd. (“Valens Offshore I”), as assignee of Laurus, Valens Offshore, as assignee of Laurus, Valens US, as assignee of Laurus, PSource Structured Debt Limited (“PSource”), as assignee of Laurus, and Biovest and (B) the Related Agreements (as defined in the March 2006 Purchase Agreement) in each case, to be applied toward the payment of such obligations in such order of application as Laurus, Valens US, Valens Offshore I and PSource may elect.”

Each of Laurus Master Fund, Ltd., Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd, Valens Offshore SPV II, Corp. and PSource (each a “Creditor Party”) hereby acknowledges and agrees that in the event Biovest pays in full in cash to the applicable Creditor Parties the Royalty Percentage Prepayment as provided in the above amendment to Section 4.1 of the Royalty Agreement, then all security interest granted to the Creditor Parties by Biovest and its subsidiaries including the security interest in connection with the March 2006 Purchase Agreement, the October 2007 Purchase Agreement and the December 2007 Purchase Agreement shall be automatically terminated.

Except as specifically amended herein, the Royalty Agreement shall remain in full force and effect, and is hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of Valens Offshore II, nor constitute a waiver of any provision of the Royalty Agreement.

This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of the page intentionally blank.]

This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

LAURUS MASTER FUND, LTD.

By:	Laurus Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS OFFSHORE SPV I, LTD.

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS OFFSHORE SPV II, CORP.

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By:	Laurus Capital Management, LLC, its investment manager

By:	/s/ John Gilfillan
Name:	John Gilfillan
Title:	Director PSource Capital Ltd for and on Behalf of PSource Structured Debt Limited

CONSENTED AND AGREED TO:

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan Pearce
Name:	Alan M. Pearce
Title:	CFO